UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2017

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	39-2075693
(State or other jurisdiction of incorporation)	(Commission	(IRS Employer Identification No.)
File Number)

3333 S Pinnacle Hills Parkway, Suite 220, Rogers AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Ecoark Holdings, Inc. (the “Company”) elected M. Susan Chambers and Steven K. Nelson to fill the resulting vacancies from an increase in the board size from seven directors to eight directors, the maximum currently allowed by the Company’s Articles of Incorporation, and the voluntary resignation of Troy Richards, effective on April 24, 2017 upon the acceptance by Ms. Chambers and Mr. Nelson. Mr. Richards resigned from the Board to allow for the appointments of the two new directors and the resulting majority of independent directors serving on the Board, but will remain as the Company’s Chief Administrative Officer. The Board also appointed Ms. Chambers as the chair of the Board’s Compensation Committee and Mr. Nelson as chair of the Board’s Audit Committee. Neither Ms. Chambers nor Mr. Nelson is related to any other director or executive officer of the Company. Ms. Chambers and Mr. Nelson are independent under the Securities and Exchange Commission (“SEC”) rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and in accordance with Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ. The Board has determined that Mr. Nelson qualifies as an “audit committee financial expert,” as defined by the rules of the SEC.

Ms. Chambers and Mr. Nelson will be compensated in accordance with the Company's standard cash and equity compensation arrangements for non-employee directors. Non-employee directors receive (i) quarterly grants of unrestricted common stock valued at $25,000 and (ii) cash payments of $1,500 for attendance at Board meetings and $1,000 for attendance at committee meetings.

Ms. Chambers, 59, has served as principal of Chambers Consulting LLC since July 2015. Ms. Chambers previously served as the Chief Human Resource Officer for Walmart from 2006 to her retirement in July 2015. Prior to 2006, Ms. Chambers served in various positions at Walmart since 1999, including Vice President of Application Development - Merchandising and Supply Chain Systems and Senior Vice President of Risk Management, Retirement and Benefits. Prior to joining Walmart, Ms. Chambers served as Director of Application Development at Hallmark Cards, Inc., where she had roles of increasing responsibility in IT and Finance over a 14-year tenure. Ms. Chambers currently serves on the board of directors of USA Truck, Inc. (NASDAQ:USAK) and as chair of its executive compensation committee. Ms. Chambers’ senior leadership experience in human resources, technology, supply chain, and risk management and her service on the board of another public company are among the many attributes that qualify her to serve as a member of the Board.

Mr. Nelson, 59, has been a lecturer for the Department of Accounting at the University of Central Arkansas since 2015. In 2015, Mr. Nelson retired as Vice-President, Controller of Dillard’s, Inc. (NYSE:DDS), where he was responsible for administering all aspects of financial accounting and reporting. Mr. Nelson began his career in 1980 as a staff accountant for Ernst & Young and attained the title of audit manager by the time he left the firm in 1984. Mr. Nelson maintains an active license as a Certified Public Accountant (CPA) in the State of Arkansas, and regularly develops and delivers continuing professional education presentations for CPAs in Arkansas. Mr. Nelson’s 35-year career as a CPA and his extensive experience as controller of a publicly traded company qualify him to serve on the Board and its Audit Committee. His broad experience as the former controller of a public company uniquely qualifies Mr. Nelson to advise Ecoark not only on general accounting and financial matters but on various technical accounting, corporate governance and risk management matters that the Board may address from time to time. He possesses key insight on financial reporting processes and external reporting issues.

Since the beginning of the Company’s last fiscal year through the date hereof, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Chambers or Mr. Nelson had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between either Ms. Chambers or Mr. Nelson and any other person pursuant to which either was selected as a director of the Company.

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company amended and restated the Company’s By-Laws (the “Amended and Restated By-Laws”) which became effective on April 24, 2017. The amendments approved by the Company’s Board, amended Article I, Section 6(d), (e), (i) and (j) to clarify rules for shareholder meetings, Article II, Section 4(f) to revise the definition of quorum for Board meetings, Section II, Article 9 to eliminate conflicting provisions regarding the director nomination process and Article III to clarify the roles and responsibilities of certain of the Company’s officers.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 27, 2017, the Company issued a press release with regard to the appointments to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” with the SEC nor incorporated by reference into any registration statement filed or to be filed by the Company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is included with this Report:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Ecoark Holdings Inc., dated April 24, 2017
99.1	Press Release, dated April 27, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2017	ECOARK HOLDINGS, INC.

	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Executive Officer

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